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                                                                     Exhibit 5.1

              [LETTERHEAD OF HOGAN & HARTSON L.L.P. APPEARS HERE]



                               December 29, 1998


Board of Directors
Host Marriott Corporation
10400 Fernwood Road
Bethesda, MD  20817-1109

Ladies and Gentlemen:

     We are acting as counsel to Host Marriott Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 10,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), issuable in connection with the Company's Dividend Reinvestment Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

     2. The Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Articles of Incorporation"), as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Board of Directors of the Company adopted on December 23, 1998, as certified by the Assistant Secretary of the
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 2


          Company on the date hereof as then being complete, accurate and in effect, relating to the adoption of the Plan, the issuance of the Common Stock thereunder and the filing of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/  Hogan & Hartson L.L.P.

                                             HOGAN & HARTSON L.L.P.